Exhibit 10.22

8/99
STANDARD FORM OF OFFICE LEASE
The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 13th day of December in the year 2012, between
149 FIFTH AVE. CORP. c/o William Colavito, Inc., 352 Seventh Avenue, Suite 211, New York, NY 10001
party of the first part, hereinafter referred to as OWNER, and AGENUS, INC. with an office at 111 West 57th Street, New York, NY 10019 party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner
The easterly portion of the Fifth (5th) Floor (as more particularly described in Exhibit A annexed hereto and made a part hereof in the building known as 149 Fifth Avenue, City of New York 10010 (“Building” or “building”), in the Borough of Manhattan for the term of seven (7) years and five (5) months

(or until such term shall sooner cease and expire as hereinafter provided) to commence on the
day of (SEE RIDER)    in the year 2012    , and to end on the
day of (SEE RIDER)    in the year 2020
both dates inclusive, at an annual rental rate of (SEE RIDER) . and which Tenant agrees to pay in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private. at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).
The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:
Rent:    1. Tenant shall pay the rent as above and as hereinafter provided.
Occupancy:    2. Tenant shall use and occupy the demised premises for
General, administrative and executive offices, and such uses which are ancillary and related thereto, and for no other purpose.

Tenant Alterations:     3. Tenant shall make no changes in or to the premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner (which shall not be unreasonably withheld, conditioned or delayed), and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not adversely affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved in each instance by Owner, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner, and Tenant agrees to carry, and will cause Tenant's contractors and sub-contractors to carry, such worker's compensation, general liability, personal and property damage Insurance as Owner may reasonably require. If any mechanic's lien is filed against the demised premises, or the building of which the same forma a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days after notice to Tenant thereof, at Tenant's expense, by payment or filing a bond as permitted by law. All fixtures and all paneling, partitions. railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises. Tenant shall have the option to remove any installations paid for by Tenant, and Tenant shall not be required to remove any of Landlord’s Work or installations made at the demised premises, unless such installations are of a type not customarily installed by other tenants in the Building with spaces similar to the demised premises. Nothing in this article shall be construed to give Owner title to, or to, prevent Tenant's removal, of trade fixtures, moveable office furniture and equipment but upon removal of same from the demised premises or upon removal, of other installations as may be required by Owner, Tenant shall immediately, and at its expense, repair and restore those areas of the demised premises (which have been installed by the Tenant and specifically designated by the parties as specialty additions at the time the plans are submitted) to the condition existing prior to any such installations and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the demised premises by Owner, at Tenant’s expense.
Maintenance    4. Tenant shall, throughout the term of this lease, take
and Repairs    good care of the demised premises and the fixtures and therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by, or resulting from, the act, omission (where there is a duty to act) or negligence of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arises out of any work, labor, service or equipment done for, or supplied to, Tenant or any subtenant, or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant; Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner.
Any other repairs in or to the building or the facilities and systems thereof, for which Tenant is responsible shall be performed by Owner at the Tenant's expense, Owner shall maintain in good working: order and repair the exterior and the structural portions of the building, including the structural portions of the demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective conditions in the demised premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. Owner shall perform any necessary repairs with due diligence and shall not unreasonably interfere with Tenant’s use and occupancy of the demised premises. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reasons of any failure of Owner to comply with the covenants of this lease. Tenant agrees that Tenant’s sole remedy at law in such instance will be by way of an action for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty, which are dealt with in Article 9 hereof.

Window	5. Tenant will not clean nor require, penult, suffer or allow
Cleaning:        any window in the demised premises to be cleaned from
the outside in violation of Section 202 of the Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction. Owner shall clean the exterior of the windows at least two times per year.
Requirements    6. Prior to the commencement of the lease term, if Tenant
of Law,    is then in possession, and at all times thereafter, Tenant, at
Fire Insurance,    Tenant’s sole cost and expense, shall promptly comply
Floor Loads:    with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, roles and regulations of die New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to Tenant’s specific manner of use of the demised premises, arising out of Tenant's specific use or manner of use thereof, (excluding mere use for Tenant's permitted use) or, with respect to the building if arising out of Tenant's specific use or manner of use of the demised premises or the building (excluding mere use for the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's satisfaction against all damages, interest penalties and expenses, including, but not limited to, reasonable attorneys fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, roles, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense, or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated.

Tenant shall not do or permit, any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person, or for property damage, Tenant shall not keep anything. In the demised premises, except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article, and if by reason of such failure the fire insurance rate shall, at the beginning of this lease, or at any time thereafter, be higher than it otherwise would be, then, Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or the demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein slated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not pay any increase in the insurance rate for the Building resulting from Tenant’s use of the Demised Premises in accordance with Article 2 hereof. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgment, to absorb and prevent vibration, noise and annoyance.
Subordination:    7. This lease is subject and subordinate to all ground     or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages, This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease of the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may reasonably request.
Property    8. Owner or its agents shall not be liable for any
Loss, Damage    damage to property of Tenant or of others
Reimbursement    entrusted to employees of the building, nor for
Indemnity:    loss of or damage to any property of Tenant by theft or
otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to, the negligence or willful misconduct of Owner, its agents, servants, contractors or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building, or caused by operations in construction of any private, public or quasi public works. If at any time any windows of the demised premises are temporarily closed, darkened or boarded up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to, Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor, nor abatement or diminution of rent, nor shall the same release Tenant from its obligations hereunder, nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys' fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant’s agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the negligence or improper conduct of the Tenant Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licenses of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.
Destruction,    9. (a) If the demised premises or any part thereof
Fire and Other    shall be damaged by lire or other casualty, Tenant
Casualty:    shall give immediate notice thereof to Owner, and
this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises or Tenant’s access thereto are partially damaged or rendered partially unusable by fire or other casually, the damages thereto shall be repaired by, and at the expense of Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casually, according to the part of the demised premises which is usable. (c) If the demised premises or Tenant’s access thereto are totally damaged or rendered wholly unusable by fire or other casualty then the rent and other items of additional rent, as hereinafter expressly provided, shall be proportionately paid up to the time of the casualty, and thenceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (or if sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged In whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within one hundred eighty (180) days after such fire or casualty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein,, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant's salvageable inventory and moveable equipment, furniture, and other property. Tenant's liability for rent shall resume thirty (30)days after written notice from Owner that the demised premises are substantially ready for Tenant's occupancy or sooner if Tenant occupies the demised premises for the conduct of its business. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such Insurance is in force and collectible, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d), and (e) above, against the other or anyone claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such & release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and/or furnishings or fixtures or equipment, improvements appurtenances removable by Tenant, and agrees that Owner will not be obligated to repair any damage or replace the same. Tenant hereby waives the provisions of this article shall govern and control in lieu thereof.
.
Eminent    10. If the whole or any part of the demised premises
Domain:    shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then, and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding, and Tenant shall have no claim for the value of any unexpired term of said lease, and assigns to Owner, Tenant's entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixture and equipment at the end of the term, and provided further such claim does not reduce Owner's award.
Assignment,    11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives,
Etc.:     successors and assigns, expressly covenants that it
Mortgage,    shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Provided the purpose of the transaction is to transfer this Lease, transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant beyond any applicable notice and/or grace period, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignment, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, The consent by Owner to an assignment or underletting shall not In any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric    12. Rates and conditions in respect to submetering
Current:     or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and     agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, and Tenant may not use any, electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no way make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain,

Access to    13. Owner or Owner's agents shall have the right
Premises: (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times upon reasonable advance notice, to examine the same and to make such repairs, replacements and improvements as Owner may deem reasonably necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through. The demised premises and to erect new pipes and conduits therein, provided they are concealed within the walls, floor, or ceiling, Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall the Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof, Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term, for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agent may enter the same whenever, such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may' immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant's obligations hereunder.

Rider to be added if necessary.

Vault,    14. No vaults, vault space or area, whether or not
Vault Space,    enclosed or covered, not within the property line of
Area:    the building, is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner may not be subject to any liability, nor shall Tenant be entitle to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy: 15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part.
Tenant has inspected the demised premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, except as specifically set forth herein, Owner makes no representation as to the condition of the demised premises, and Tenant agrees to accept the same subject to violations, whether or not of record. Owner represents that Tenant’s use of the Demised Premises in accordance with Article 2 of this Lease is permitted by the certificate of occupancy for the Building.

Bankruptcy:    16. (a) Anything elsewhere in this lease to the
contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of anyone or more of the following events: (I) the commencement of a case in bankruptcy or under !be laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.
(b) it is stipulated and agreed that in the event of the
termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages, an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after tile date of termination, and the fair and reasonable rental value of the demised premises fur the period for which such installment was payable, shall be discounted to the date of termination at the rate of four percent (4%) per annum: If such demised premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commissioner tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages, by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than, the amount of the difference referred to above.

Default:	17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises are abandoned; or if any execution or attachment shall be issued against Tenant or any of Tenant's property, whereupon the demised premises shall be taken or occupied by someone other than Tenant' or if this lease be rejected under §365 of Title 11 or the U.S. Code (Bankruptcy Code); or if Tenant shall fail to move in or take possession of the demised premises within forty five(45) days after the commencement of the term of this lease then, in any one or more of such events, upon Owner serving a written twenty (20) days notice upon Tenant specifying the nature of said default, and upon the expiration of said fifteen (15) days, If Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that same cannot be completely cured or remedied within said twenty (20) day period, and if Tenant shall not have diligently commenced curing such default within such twenty (20)day period, and shall not thereafter with reasonable diligence and in good faith to proceed to remedy or cure such default, then Owner may serve a written seven (7) days notice of cancellation of this lease upon Tenant, and upon the expiration of said seven (7) days this lease and the term thereunder shall end and expire as fully and completely as If the expiration of such seven (7) day period were the day therein definitely fixed for the end and expiration of this lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.
.    (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein, or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein required, which monetary default shall continue for a period of ten (10) days after notice to Tenant thereof; then, and in any of such events, Owner may without further notice, re-enter the demised premises either by summary proceedings or other legal means and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised premises as if this tease had not been made. and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:
18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or             otherwise, (a) the rent shall become due (hereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the demised premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms which may at Owner's option be less than or exceed the period which would otherwise have constitute the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representative of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the demised premises, or any part or parts thereof, shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for reletting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs. replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed fur any cause, or in the event of Owner obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and    19. If Tenant shall default beyond the expiration of
Expenses:    the applicable grace periods, if any in the observance or performance of any term or covenant on Tenant's part to be observed or performed under, or by virtue of, any of the terms or provisions in any article of this lease, after notice, if required, and upon expiration of any applicable grace period, if any, (except in an emergency) then, unless otherwise provided elsewhere in this lease, Owner may immediately, in the event of an emergency, and at other times upon reasonable notice, perform the obligation of Tenant thereunder. If Owner, In connection with the foregoing, or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid, or obligations incurred, with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder, and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or Incurring of such obligations, such sums shall be recoverable by Owner, as damages.
Building Alterations and    20. Owner shall have the right at any time without the same constituting an eviction and without        Management:    incurring liability to Tenant therefor, to change the arrangement and/or location of public entrances,     passage ways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building (provided such change does not materially and adversely affect Tenant’s use of or access to the demised premises), and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may reasonably deem necessary for the security of the building and its occupants.

so Repre-    21. Neither Owner nor Owner's agents have made
Sentations By    any representations or promises with respect to the
Owner:    physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by Implication or otherwise, except as expressly set forth in the provisions of this lease, Tenant has inspected the the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as-is", and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said demised premises were in good and satisfactory condition at the time such possession was so taken, except as to latent defects . All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.
End of    22. Upon the expiration or other termination of the
Term:    term of this lease, Tenant shall quit and surrender to Owner the demised premises, "broom-clean", in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or and renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless It be a legal holiday, in which case it shall expire at noon on the preceding business day.
Quiet    23. Owner covenants and agrees with Tenant that
Enjoyment:    upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof, and to the ground leases, underlying leases and mortgages hereinbefore mentioned.
Failure    24. If Owner is unable to give possession of the
to Give    demised premises on the date of the commencement
Possession:    of the term hereof because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the demised premises ready for occupancy, or because of the fact that a certificate of occupancy has not been procured, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete construction) until after Owner shall have given Tenant written notice that the Owner is able to deliver possession in condition required by this lease. If permission is given to Tenant to enter into possession of the demises premises, or to occupy premises other than the demised premises, prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in the preamble to this lease. The provisions of this lease are intended to constitute an express provision to the contrary within the meaning of Section 223-a of the New York Real Property Law. Owner represents that the demised premises are currently vacant and are not subject to any other lease or occupancy agreement.

No Waiver:
25. The failure of Owner or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner or Tenant unless such waiver be in writing signed by the other party. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of the demised premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery or keys to any such agent or employee shall not operate as. a termination of the lease or a surrender of the demised premises.

Waiver of    26. It is mutually agreed by and between Owner and
Trial by Jury:    Tenant that the respective parties hereto shall, and
they hereby do, waive trial by jury in any action
proceeding or counterclaim brought by either of the parties herein against the other (except for personal injury or property damage) on any matters whatsoever arising out of, or in any way connected with, this lease, !he relationship of Owner and Tenant, Tenant's use of, or occupancy of, the demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, including a counterclaim under Article 4, except for statutory mandatory counterclaims.

Inability to    27. This lease and the obligation of Tenant to pay
Perform:    rent hereunder and perform all of the other     covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repair, additions, alterations or decorations, or is unable to supply or is delayed in supplying, any equipment, fixtures, or other materials, if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause beyond Owner’s reasonable control, but not limited to, government preemption or restrictions. or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.
Bills and    28. Except as otherwise in this lease provided, a bill,
Notices:    statement, notice or communication which Owner may desire_ or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part, or at the last known business address of Tenant _ addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is received or refused .Prior to the commencement date of the term, any such notice shall be addressed to Tenant at the address first hereinabove given. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice (and shall be deemed given when received or refused, as the case maybe). .

Services    29. As long as lease is in effect Owner shall provide: (a) elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises seven (7) days a week from 7 a.m. to 7 p.m. when and as appropriate based upon the temperature; (c) water for ordinary lavatory, drinking and cleaningpurposes, but if Tenant uses or consumes water for any other purpose or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant’s expense, which Tenant shall thereafter maintain at Tenant's expense in good working order and repair, to register such water consumption, and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises on business days at Owner's expense provided that the same are kept in order by Tenant. If, however, said premises are to be kept clean by Tenant, it shall be done at Tenant's sole expense, in a manner reasonably satisfactory to Owner, and no one other than persons reasonably approved by Owner shall be permitted to enter said premises or the building of which they are apart for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant's refuse and rubbish from the building ; (e) If the demised premises are serviced by Owner's air conditioning/cooling and ventilating system, ;the conditioning/cooling will be furnished to Tenant from May 15th through September 30th on business days (Mondays through Fridays , holidays excepted) from 8:00 a.m. to 6:00 p.m., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/ cooling will be furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Saturdays, Sundays or on holidays, as defined under Owner's contract with the International Union of Operating Engineers Local 94,94A. 94B, Owner will furnish the same at Tenant's expense.
RIDER to be added in respect to rates and conditions for
such additional service; (f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, electric, power systems or cleaning or other services, if any, when necessary by reason of accident, or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner, for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and proceed diligently with alterations necessary therefor without in any way affecting this lease or the obligations of Tenant hereunder.
Captions: 30. The Captions are inserted only as a matter of
convenience and for reference, and In no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.
Definitions: 31. The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any lime, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes, or for manufacturing. The term "Owner" means a landlord or lessor, and as used ill this lease means only the owner, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building of which the demised premises form a part, so that in the event of any sale or sales of said land and building, or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is, entirely freed and relieved of all covenants and obligations or Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. the words "re-enter" and "reentry" as used in this lease are not restricted to their technical legal meaning. The term “business days” as used in this lease shall exclude Saturdays, Sundays and all days as observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract, or by the applicable Operating Engineers contract with respect to HVAC service. Wherever It is expressly provide in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent    32.    If an excavation shall be made upon land
Excavation:    adjacent to the demised premises, or shall be Shoring:    authorized to be made, Tenant shall afford to the person
causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.
Rules and    33.    Tenant and Tenant's servants, employees,
Regulations:    agents, visitors, and licensees shall observe faith fully, and comply strictly with, the Rules and Regulations attached hereto and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. The Rules and Regulations shall not be enforced against Tenant in a discriminatory manner.

Security:    34. Tenant has deposited with Owner the sum of
$ (SEE RIDER)    as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed chat in the event Tenant defaults beyond any applicable notice and/or grace period in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment or rent and additional rent, Owner may use. apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is so in default, or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damage or deficiency in the re-letting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner, In the event that Tenant shall comply with all of the terms, provisions, covenants and conditions or this lease, the security shall be returned to Tenant within 30 days after the dale fixed as the end of the lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building, or leasing of the building, of which the demised premises form a part, Owner shall transfer the security to the vendee or lessee, and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provision hereof shall apply to every transfer or assignment made of the Security to a new Owner. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as Security, and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.
Estoppel    35. Either party, at any time, and from time to time, upon
Certificate:    at least ten (10) days prior notice from the other, shall execute, acknowledge and deliver to the requesting party, and/or to any other person, firm, corporation specified by the requesting party. a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by the requesting party under this lease, and, if so, specifying each such default.

Successors Assigns:    36. The covenants, conditions and agreements con-
tained in this lease shall bind and inure to the benefit of    Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest in the land and building, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) against. Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant’s use and occupancy of the demised premises.
ADDITIONAL ARTICLES ARE ADDED IN RIDER ATTACHED HERETO AND MADE A PART HEREOF.RULES AND REGULATIONS ARE ALSO ATTACHED HERETO AND MADE A PART HEREOF.

In Witness Whereof, Owner and Tenant have respectively signed-and sealed this lease as of the day and year first above written.
Witness for Owner:                    149 FIFTH AVE. CORP.
/s/ Illegible                    By: William Colavito, Inc., its Managing Agent

By:_/s/ Steven T. Colavito
Steven T. Colavito, President

Witness for Tenant:                    AGENUS INC.
/s/ Dimitra Dariotis-Diaz

By: /s/ Garo H. Armen
Garo H. Armen, PhD
Chairman & CEO

ACKNOWLEDGEMENT

Commonwealth of Massachusetts

Middlesex, ss                                         December 6, 2012

On this 6th day of December, 2012, before me, the undersigned notary public, personally appeared Garo H. Armen, known personally to me to be the person signing on the page above, and acknowledged to me that he signed it voluntarily for its stated purpose as Chairman and Chief Executive Officer of Agenus Inc., a corporation.

/s/ Jennifer G Garon
Jennifer G. Garon
My Commission Expires: May 9, 2019

/s/ Richard T. Mathews
STATE OF NEW YORK         ) ss.:
COUNTY OF        New York        )

On the 13th    day of December    in the year     2012 before me, the undersigned, a Notary Public in and for said State; personally appeared Steven T Colavito personally known to me or proved to me on the basis of satisfactory evidence to be the individua1(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by. his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

SUPPLEMENTAL RIDER
TO
LEASE
DATED AS OF DECEMBER 13, 2012
BETWEEN
149 FIFTH AVE. CORP.,
AS LANDLORD
AND
AGENUS, INC.,
AS TENANT

37.    DEFINED TERMS:

(a)    Conflict of Terms: In the event any term, covenant, condition or agreement contained in this Rider shall conflict or be inconsistent with any term, covenant, condition or agreement contained in the printed portion of this Lease, the parties agree that the Rider provision shall prevail.

(b)    Definitions: The following terms, wherever used in this Lease, shall have the meanings herein specified.

“Base Tax”:            Average of (a) Fiscal 2012/2013; and (b) Fiscal 2013/2014 (the “Base Tax Year”).

“Commencement Date”:    The date that this Lease is executed and delivered by Landlord and Tenant, and Landlord delivers vacant and broom clean possession of the Demised Premises to Tenant; it being agreed that upon the occurrence of the Commencement Date, Landlord and Tenant shall execute and deliver a letter agreement (the “Letter Agreement”) which will confirm the Commencement Date, as well as the Rent Commencement Date, Expiration Date (which, regardless of Lease Commencement Date, will be the end of the month in which the seventh anniversary of Rent Commencement occurs), change in Security Deposit, etc. (all as set forth below).

“Demised Premises” or
“demised premises”:        The easterly portion of the fifth (5th) floor of the Building, as more particularly shown on Exhibit A attached hereto and made a part hereof.

“Expiration Date”:        Approximately seven (7) years and Five (5) months after Commencement Date (the last day of the month in which the seventh anniversary of Rent Commencement Date) , or such earlier date upon which the term of this Lease may expire or be cancelled or terminated pursuant to any of the provisions, conditions or covenants of this Lease or pursuant to law or such later date as may be set forth in the letter agreement described in the definition of Commencement Date.

“Fixed Rent” or “fixed rent”:    From the Rent Commencement Date through the day preceding the first (1st) anniversary of the Rent Commencement Date, Tenant shall pay Fixed Rent an annualized basis of $273,077.00 ($22,756.00 per month calculated at the rate of $49.00/square foot) or such later date as may be set forth in the letter agreement described in the definition of Commencement Date.

In lieu of an operating escalation, Fixed Rent shall (beginning the thirteenth (13th) month from the Rent Commencement Date) include a fixed two and one – half (2.5%) per cent per annum compounded increase. Tenant shall pay the Fixed Rent, as follows:

From the first (1st) year anniversary of the Rent Commencement Date through the day preceding the second (2nd) year anniversary of the Rent Commencement Date, $279,904.00 per annum ($23,325.00 per month);

From the second (2nd) year anniversary of the Rent Commencement Date through the day preceding the third (3rd) year anniversary of the Rent Commencement Date, $286,902.00 per annum ($23,909.00 per month);

From the third (3rd) year anniversary of the Rent Commencement Date through the day preceding the fourth (4th year anniversary of the Rent Commencement Date, $294,074.00 per annum ($24,506.00 per month);

From the fourth (4th) year anniversary of the Rent Commencement Date through the day preceding the fifth (5th) year anniversary of the Rent Commencement Date, $323,718.00 per annum ($26,977.00 per month);

From the fifth (5th) year anniversary of the Rent Commencement Date through the day preceding the sixth (6th) year anniversary of the Rent Commencement Date, $331,811.00 per annum ($27,651.00 per month); and From the sixth (6th) year anniversary of the Rent Commencement Date through the Expiration Date, $340,106.00 per annum ($28,342.00 per month).

“Landlord’s Work”:        None.

“Permitted Use”:        As used herein, the “Permitted Use” of the Demised Premises shall mean use as Tenant’s general, administrative and executive offices, and such uses as are ancillary and related thereto.
“Rent Commencement Date”:    Five (5) months from the Commencement Date (subject to the provisions of Article 42.06).

“Security Deposit”:        Initially, an amount equal to nine (9) months of Fixed Rent (i.e., $204,804.00) to be held in an interest bearing account in accordance with Article 40 hereof and to be reduced as set forth in said Article 40.

“Tenant”:            AGENUS, INC.

“Tenant’s Proportionate
Share”:        3.35% (based upon an aggregate 166,125 rentable square feet in the Building).

“Tenant’s Work”:        See Articles 42 and 45.

“Termination Date”:        Shall have the meaning set forth in section 47.03 (a).

“Rentable Square Feet”:     Approximately 5,573 rentable square feet.

38.    EXECUTION OF LEASE:

Notwithstanding any provisions of this Lease to the contrary nor the execution hereof by Tenant, the parties agree that the terms and conditions of this Lease, and the effectiveness hereof, are subject to the approval of the Landlord, as shall be evidenced by the execution of this Lease by a representative of the Landlord. No representation, oral or written, nor Tenant’s execution of this Lease, shall have the effect of binding the Landlord except as evidenced by Landlord’s execution of this Lease.

39.    SUBORDINATION:

    (a)    Supplementing Article 7, if Landlord has given Tenant notice of request to execute a certificate or certificates to confirm the subordination of this Lease and Tenant fails or refuses to do so and such failure continues for ten (10) business days, Tenant hereby constitutes and appoints Landlord as the Tenant’s attorney-in-fact to execute any certificate or certificates for and on behalf of Tenant to confirm the subordination of the Lease

(b)    Landlord represents that there presently is no ground lease or net lease for the Building or the land upon which the Building is situated. Landlord agrees to notify Tenant of any future ground lease or net lease. At the option of the Landlord or any successor landlord or the holder of any mortgage affecting the demised premises, Tenant agrees that neither the cancellation nor termination of any ground or underlying lease to which this Lease is now or may hereafter become subject or subordinate, nor any foreclosure of a mortgage affecting said premises, nor the institution of any suit, action, summary or other proceeding against the Landlord herein or any successor landlord, or any foreclosure proceeding brought by the holder of any mortgage to recover possession of the property, shall, by operation of law or otherwise, result in cancellation or termination of this Lease or the obligations of the Tenant hereunder, and upon the request of any landlord, successor landlord, or the holder of any mortgage, Tenant covenants and agrees to attorn to the Landlord or to any successor to the Landlord’s interest in the demised premises, or to the holder of any mortgage or to the purchaser of the mortgaged premises in foreclosure.

(c)    If, in connection with obtaining financing, a banking, insurance or other recognized institutional lender shall request reasonable modifications in this Lease as a condition to said financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that said modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant’s use and enjoyment of the demised premises.

40.    SECURITY DEPOSIT:

40.01    At Tenant’s execution of this Lease, Tenant shall deposit and maintain with Landlord the Security Deposit set forth in section 37 (b), to be deposited in a lending institution in an interest-bearing separate account as a deposit for the performance and observance of the covenants, agreements, terms, provisions and conditions to be performed by Tenant hereunder. If Tenant has provided Landlord with a federal identification number, interest shall be payable to Tenant annually, less one percent (1%) administrative fee. Landlord shall notify Tenant of the bank in which said Security Deposit is deposited and in the event of any subsequent change in bank information. In the event, and for as long as, interest (payable under the terms of said bank account) is less than one percent (1%), Landlord shall be entitled to the entire interest and Tenant shall have no liability for said interest.
If Tenant shall comply with all of the terms, covenants and conditions of this Lease (including, but not limited to timely payment of base rent and any additional rent), then, upon Tenant’s written request to Landlord, the Security Deposit shall be reduced to six (6) months on the 37th month following Rent Commencement Date (subject to adjustment as per Letter Agreement). If Tenant shall continue to comply with all of the terms, covenants and conditions of this Lease (including, but not limited to timely payment of base rent and any additional rent), then, upon Tenant’s written request to Landlord, the Security Deposit shall be reduced to four (4) months on the 61st month following Rent Commencement Date (subject to adjustment as per Letter Agreement).

40.02    Tenant agrees that the Security Deposit is intended to insure the prompt, full and faithful performance and observance of the covenants, agreements, terms, provisions and conditions to be performed by Tenant hereunder. It is agreed that in the event Tenant defaults in respect of any of the covenants, agreements, terms, provisions and conditions of this Lease beyond any notice and cure periods including, but not limited to the payment of Fixed Rent or Additional Rent, Landlord may use, apply or retain such part or all of the Security Deposit as shall be equal to the payment of any such amounts. Any part of the Security Deposit so used, applied or retained shall be replenished by Tenant within ten (10) days of written demand by Landlord in an amount equal to the amount so used, applied or retained. If Tenant shall comply with all of the terms, covenants and conditions of this Lease, the Security Deposit (or so much thereof as remains) with interest shall be returned to Tenant within 30 days after the Expiration Date and after delivery of the Demised Premises to Landlord in the manner required by this Lease.

41.    TERM AND RENTAL:

41.01 The term of this Lease shall commence on the Commencement Date and end on the Expiration Date, both dates inclusive.

41.02 Tenant covenants to pay to Landlord, at the address hereinabove set forth (or at such other address as Landlord shall designate) the following sums:
(a)    the Fixed Rent set forth in Article 37 hereof, which shall be payable in equal monthly installments, in advance, without previous demand therefor and without any setoff or deduction whatsoever, on the first day of each and every calendar month throughout the term of this Lease commencing on the Rent Commencement Date, except that the first monthly installment of Fixed Rent shall be paid upon the execution and delivery of this Lease by Tenant; and
(b)    “Additional Rent” consisting of all such other sums of money as shall become due from and payable by Tenant to Landlord (for default in payment of which Landlord shall have the same remedies as for a default in the payment of Fixed Rent).

41.03 Tenant shall pay the Fixed Rent and Additional Rent herein reserved promptly as and when the same shall become due and payable, without demand therefor and without any abatement, deduction or setoff whatsoever, except as expressly provided in this Lease.

41.04 If the Rent Commencement Date occurs on a day other than the first day of a calendar month or the Expiration Date occurs on a day other than the last day of a calendar month, the Fixed Rent for such calendar month shall be prorated based upon the number of days in said month that fall within the term of this Lease divided by thirty (30) and with respect to the first month, the balance of the first month’s Fixed Rent theretofore paid shall be credited against the next monthly installment of Fixed Rent then due under this Lease.

42.    LAYOUT AND FINISH:

42.01 Tenant acknowledges that it has made a full and complete inspection of the Demised Premises. Tenant acknowledges that neither Landlord, nor Landlord’s agents, nor any broker, has made any representations or promises in regard to the Demised Premises for the term herein demised, except as set forth herein. The taking of possession of the Demised Premises by Tenant shall be conclusive evidence that the Demised Premises complied with the condition in which the Demised Premises were to be delivered to Tenant under this Agreement, except for latent defects.

42.02 All installations, materials or work which may be necessary or desirable to prepare, equip, decorate or furnish the Demised Premises for Tenant’s occupancy (hereinafter referred to as “Alterations”) shall be performed by Tenant, at its sole cost and expense (except as set forth in Article 63 of this Lease), in accordance with all the terms, covenants and conditions of this lease, including without limitation, Article 3 hereof.

42.03 Prior to making any alterations, including the alterations contemplated by Article 63 of this Lease, Tenant shall (i) submit to Landlord detailed plans and specifications (including layout, architectural and mechanical drawings) for each such Alteration and shall not commence any such Alteration without first obtaining Landlord’s approval of such plans and specifications, (if a copy of plans and specifications are available, same shall be annexed hereto as Exhibit B and made a part hereof and shall be deemed to be approved by Landlord), which approval shall not be unreasonably withheld, conditioned or delayed (it being agreed that Landlord shall respond to any such request for consent within ten (10) days after Landlord’s receipt of same), (ii) at Tenant’s expense (but with Landlord’s reasonable cooperation), obtain all permits, approvals and certificates required by any governmental authorities, it being agreed that all filings with governmental authorities to obtain such permits, approvals and certificates shall be made, at Tenant’s expense, and (iii) furnish to Landlord duplicate original policies or certificates thereof of worker’s compensation (covering all persons to be employed by Tenant, and Tenant’s contractors and subcontractors in connection with such alteration) and comprehensive public liability (including property damage coverage) insurance in such form, with such companies, for such periods and in such amounts as Landlord may reasonably approve, naming Landlord and its agents, any ground lessor and any mortgagee, as additional insureds. Upon completion of such Alteration, Tenant, at Tenant’s expense, shall obtain certificates of final approval of such Alteration required by any governmental authority and shall furnish Landlord with copies thereof, together with the “as-built” plans and specifications for such Alterations and lien waivers upon the completion thereof, it being agreed that all filings with governmental authorities to obtain such permits, approvals and certificates shall be made, at Tenant’s expense (but with Landlord’s reasonable cooperation).

42.04 Landlord reserves the right to reasonably disapprove any plans and specifications in part, to reserve approval of items shown thereon pending its review and approval of other plans and specifications, and to reasonably condition its approval upon Tenant’s making revisions to the plans and specifications or supplying additional information. Any review or approval by Landlord of any plans and/or specifications or any preparation or design of any plans by Landlord’s architect or engineer (or any architect or engineer designated by Landlord) with respect to any Alteration is solely for Landlord’s benefit, and without any representation or warranty whatsoever to Tenant or any other person or entity with respect to the compliance thereof with any applicable governmental requirements, the adequacy, correctness or efficiency thereof or otherwise.

42.05 Upon the request of Tenant, Landlord, at Tenant’s cost and expense, shall join in any applications for any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted Alteration (provided that the provisions of the applicable governmental requirement shall require that Landlord join in such application) and shall otherwise cooperate with Tenant in connection therewith, provided that Landlord shall not be obligated to incur any cost or expense, including, without limitation, attorneys’ fees and disbursements, or suffer any liability in connection therewith.

43.    ESCALATION FOR INCREASE IN REAL ESTATE TAXES:

43.01 As used herein:

(a)    “Taxes” shall mean all real estate taxes, assessments (including, without limitation, business improvement district assessments), governmental levies, municipal taxes, county taxes or any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, which are or may be assessed, levied or imposed upon all or any part of the land, the building and the sidewalks, plazas or streets in front of or adjacent thereto, including any tax, excise or fee measured by or payable with respect to any rent, and levied against Landlord and/or the land and building, under the laws of the United States, the State of New York, or any political subdivision thereof, or by the City of New York, or any political subdivision thereof (but only if such tax, excise or fee is levied against Landlord, and/or the land and building, in addition to, or in substitution in whole or in part for any tax which would constitute “Taxes”, or in lieu of additional Taxes). If, due to a future change in the method of taxation or in the taxing authority, a new or additional real estate tax, or a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord, and/or the land and building, in addition to, or in substitution in whole or in part for any tax which would constitute “Taxes”, or in lieu of additional Taxes, such tax or imposition shall be deemed for the purposes hereof to be included within the term “Taxes”.

(b)    “Tax Year” shall mean each period of twelve (12) months, commencing on the first day of July of each such period, in which occurs any part of the term of this Lease or such other period of twelve (12) months occurring during the term of this Lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

43.02 If the Taxes for any Tax Year shall be greater than the Base Tax, Tenant shall pay as Additional Rent for such Tax Year a sum equal to Tenant’s Proportionate Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax (which amount is hereinafter called the “Tax Payment”). Should this Lease commence or terminate prior to the expiration of a Tax Year, such Tax Payment shall be prorated to, and shall be payable on, or as and when ascertained after, the Commencement Date or the Expiration Date as the case may be. Tenant’s obligation to pay such Additional Rent and Landlord’s obligation to refund pursuant to Section

43.03 below, as the case may be, shall survive the termination of this Lease. If the Taxes for any Tax Year subsequent to the Base Tax Year, or an installment thereof, shall be reduced before such Taxes, or such installment, shall be paid, the amount of Landlord’s reasonable costs and expenses of obtaining such reduction (but not exceeding the amount of such reduction) shall be added to and be deemed part of the Taxes for such Tax Year. Payment of Additional Rent for any Tax Payment due from Tenant shall be made as and subject to the conditions hereinafter provided in this Article.

43.03 Only Landlord shall be eligible to institute proceedings to contest the Taxes or reduce the assessed valuation of the land and building. Landlord shall be under no obligation to contest the Taxes or the assessed valuation of the land and the building for any Tax Year or to refrain from contesting the same, and may settle any such contest on such terms as Landlord in its sole judgment considers proper. If Landlord shall receive a refund for any Tax Year for which a Tax Payment shall have been made by Tenant pursuant to Section 43.02 above, Landlord shall repay to Tenant, with reasonable promptness, Tenant’s Proportionate Share of such refund after deducting from such refund the reasonable costs and expenses (including experts’ and attorneys’ fees) of obtaining such refund.

43.04 At any time during or prior to a Tax Year after the Taxes for such Tax Year become known, Landlord may, or else with reasonable promptness after the end of each Tax Year, Landlord shall render to Tenant a comparative statement showing the amount of the Base Tax, the amount of the Taxes for such Tax Year and the Tax Payment, if any, due from Tenant for such Tax Year, indicating thereon in reasonable detail the computation of such Tax Payment. Such comparative statement shall include photocopies of the relevant Tax bills for the periods included in the Base Tax and for the Tax Year covered by such statement. The Tax Payment shown on such comparative statement may, at Landlord’s option, be payable in full or in such installments (not more frequent than monthly) as Landlord may reasonably determine. Tenant shall pay the amount of the Tax Payment shown on such comparative statement (or the balance of a proportionate installment thereof, if only an installment is involved) within thirty (30) days after the rendition of such statement.

43.05 Landlord’s failure during the lease term to prepare and deliver any tax statements or bills, or Landlord’s failure to make a demand under this Article or under any other provision of this Lease shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender, its rights to collect any items of Additional Rent which may have become due pursuant to this Article during the term of this Lease, unless such failure continues for a period of more than 24 months after any Tax Year, in which case Landlord shall have waived its rights hereunder with respect to such Tax Year. Tenant’s liability for the Additional Rent due under this Article shall survive the expiration or sooner termination of this Lease for a period of 24 months.

43.06 In no event shall any adjustment of Tax Payments hereunder result in a decrease in the fixed rent or Additional Rent payable pursuant to any other provision of this Lease, it being agreed that the payment of Additional Rent under this Article 43 is an obligation supplemental to Tenant’s obligation to pay fixed rent.

44.    ELECTRIC CURRENT:

44.01 Definitions: For purposes of this Article 44, the following terms shall have the following meanings:

(a)    The term “Landlord’s Cost”, shall mean, the average cost per kilowatt hour and average cost per kilowatt demand, by time of day, if applicable, to Landlord of purchasing electricity for the building, including, without limitation, fuel adjustment charges (as determined for each month of the relevant period and not averaged) rate adjustment charges, sales tax, and/or any other factors, used by the public utility company (the “Utility”) servicing the building in computing its charges to Landlord applied to the kilowatt hours of energy and kilowatts of demand purchased by Landlord during a given period; and

(b)    The term “Landlord’s Statement”, shall mean an instrument containing a computation (or estimate thereof), of Landlord’s Cost (hereinabove defined), or any other computation to be made by Landlord pursuant to the provisions of this Article 44. Landlord shall not be entitled to any additional charges, fees, “add-ons”, etc. whatsover beyond the 108% described in paragraph (f) below..

44.02 Method of Furnishing Electric Current to the Demised Premises: Subject to the provisions of Section 44.03(d) hereof, Landlord shall furnish electricity to Tenant on a a “submetering” basis. On the Commencement Date, electricity will be furnished pursuant to Section 44.02(a).

(a)    Submetering: If and so long as electric current is supplied by Landlord to the demised premises to service Tenant’s office equipment and the machinery and mechanical equipment for the air conditioning units utilized by Tenant, if any, Tenant will pay Landlord or Landlord’s designated agent, as Additional Rent for such service, the amounts, as determined by the Submeter, for the purpose of measuring Tenant’s consumption and demand. The additional rent payable by Tenant pursuant to this Section 44.02(a), shall be computed in the same manner as that for computation of Landlord’s Cost, as applied to the demised premises, plus a fee (the “Overhead Charge”) equal to eight (8%) percent of such charge to Landlord, representing administrative/overhead costs to Landlord. The amounts computed from the Submeter together with the Overhead Charge, are herein collectively called the “Electricity Additional Rent”, and such amounts computed from the Submeter shall be binding and conclusive on Tenant. If the Submeter should fail to properly register or operate at any time during the term of this lease for any reason whatsoever, Landlord may reasonably and in good faith estimate the Electricity Additional Rent (based on Tenant’s prior usage), and when the Submeter is again properly operative, an appropriate reconciliation shall be made, by Tenant paying any deficiency to Landlord within ten (10) days after demand therefor, or by Landlord crediting Tenant with the amount of any overpayment, as the case may be. Landlord, at its option, may from time to time, increase the Electricity Additional Rent based upon, among other things, any increase in Landlord’s Cost. The periods to be used for the aforesaid computation shall be as Landlord, in its sole discretion, may (from time to time) elect. Where more than one meter measures the electric service to Tenant (including such electric energy as is consumed in connection with the operation of the ventilation and air conditioning equipment servicing the demised premises), the electric service rendered through each meter shall be totalized and billed as if measured by a single meter. Bills for the Electricity Additional Rent (the “Bills”) shall be rendered to Tenant at such time as Landlord may elect, but not more frequently than monthly.
If any tax is imposed upon Landlord’s receipts from the sale or resale of electric current to Tenant by any Federal, state or municipal authority, Tenant agrees that, unless prohibited by law, Tenant’s Proportionate Share (as said term is defined in Article 37 hereof) of such taxes shall be passed on to, and included in the bill of, and paid by Tenant to Landlord as Additional Rent.

44.03 General Conditions:

(a)    Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements, except if same is due to the negligence or willful misconduct of Landlord, its agents, contractors or employees.

(b)    Tenant covenants and agrees that at all times its use of electric current shall never exceed the Required Electrical Capacity (as such term is hereinafter defined). After Tenant commences business operations in the Demised Premises, Tenant agrees not to connect any additional electrical equipment to the building electric distribution system, other than lamps, typewriters, personal computers, fax machines, printers, servers, copiers, coffee machines, microwave ovens, small refrigerators (typically found in an office pantry) and other office machines and equipment which consume comparable amounts of electricity, without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Any riser or risers to supply Tenant’s electrical requirements in excess of the Required Electrical Capacity, upon written request of Tenant but subject to the prior written approval of Landlord in each instance, will be installed by Landlord, at Tenant’s sole cost and expense, if the same are necessary and will not cause permanent damage or injury to the building or demised premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants.

(c)    The parties acknowledge that they understand that it is anticipated that electric rates, charges, etc. may be changed by virtue of time of day rates or other methods of billing, and that the references in the foregoing subdivisions to changes in methods of or rules on billing are intended to include any such changes.

(d)    If required by applicable law, the Utility or for any other reason beyond Landlord’s control, Landlord reserves the right at any time, and from time to time, during the term of this lease, upon thirty (30) days prior written notice to Tenant, to change the furnishing of electricity to Tenant from a submetering basis to a rent inclusion basis, or visa versa. In addition, if Landlord shall elect to terminate furnishing electricity to a majority of the tenants in the building then receiving electricity from Landlord, Landlord shall have the right to terminate the furnishing of electricity to the demised premises on a submetering, rent inclusion, or any other basis at any time, upon sixty (60)days written notice to the Tenant in which event Tenant may make application directly to the Utility for Tenant’s entire separate supply of electric current to the demised premises and Landlord shall permit its wires and conduits, to the extent available and safely capable in Landlord’s reasonable judgment, to be used for such purpose. Any meters, risers or other equipment or connections necessary to enable Tenant to obtain electric current directly from the Utility shall be installed at Tenant’s sole cost and expense, subject to the provisions of this lease. Rigid conduit only will be allowed. Landlord, upon the expiration of the aforesaid sixty (60)days written notice to the Tenant may discontinue furnishing the electric current but this lease shall otherwise remain in full force and effect. Notwithstanding the foregoing, Landlord will permit Tenant to continue to receive electricity from Landlord on a redistribution basis for such period of time as is reasonably required by Tenant to arrange to obtain electricity service directly from the Utility. Commencing when Tenant receives such direct service and as long as Tenant shall continue to receive such service, the fixed rent payable under this lease shall be reduced where electricity rent inclusion is discontinued, by a sum equal to what the ERIF portion of the fixed rent was at the time of such discontinuance (the parties acknowledge that in the case of termination of redistribution by submetering, the fixed rent payable under this lease would not be affected thereby).

(e)    In the event that pursuant to any of the provisions of this Article, any initial determinations, statements or estimates are made by or on behalf of Landlord (whether such initial determinations, statements or estimates are subject to dispute or not pursuant to the provisions of this Article), Tenant shall pay to Landlord the amount(s) set forth on such initial determinations, statements or estimates, as the case may be, until subsequent determinations.

(f)    Notwithstanding any provisions of this Article 44 and regardless of the manner of service of electric current to the demised premises (whether by rent inclusion or sub-metering), in no event shall the cost to Tenant for electric energy to the demised premises be less than one hundred eight (108%) percent of Landlord’s Cost.

(g)    Landlord will deliver the Demised Premises with 200 amps of service (including the amperage necessary to operate the air conditioning system) (the “Required Electrical Capacity), which Required Electrical Capacity shall remain available to Tenant throughout the term hereof subject to events beyond Landlord’s control, including but limited to outages, labor disputes, force majeure, etc.

45.    LANDLORD’S REPRESENTATION

(a)    Landlord, at its expense, shall provide Tenant with access to the Building’s Class E fire system, which shall be in good working order.

(b)    Landlord, at its expense, shall provide sufficient supply of water and water pressure for the sprinklers as required by Tenant for compliance with applicable code requirements given Tenant’s construction needs.

(c)    Landlord represents that the Demised Premises, are (or will be as of the Commencement Date) in substantial compliance with all applicable codes and regulations pursuant to any federal, state of local governmental laws or regulations, including (but not limited to) the provisions of the Americans with Disability Act of 1992, as well as any environmental laws.

46.    ADDENDUM TO ARTICLE 6:

46.01 Without limiting the generality of the provisions of Article 6, Tenant shall comply in all respects with all “Environmental Laws” relating to Tenant’s conduct of its business at the Demised Premises. For the purpose of this paragraph, the term “Environmental Laws” shall mean any federal, state or local laws, statutes, ordinances, rules, regulations or any judicial or administrative decisions now in effect or hereinafter enacted relating to hazardous materials, health and safety or pollution or protection of the environment insofar as the aforesaid relate to Tenant, Tenant’s operations or Tenant’s use of the Demised Premises. Landlord agrees that prior to the Commencement Date, Landlord shall provide Tenant with the appropriate ACP form from the New York City Building Department confirming that there is no asbestos in the Demised Premises. A copy of the ACP form is attached as Exhibit C. However, notwithstanding the foregoing, Landlord shall thereafter be responsible for removing, abating or otherwise treating any asbestos or other hazardous substances or materials existing in the Demised Premises on or prior to the needs to be Commencement Date. Same to be remedied within a reasonable time period after notice to Landlord.

46.02 Tenant will not use or suffer or permit any person to use the Demised Premises for any unlawful purpose and Tenant, at its sole cost and expense (but with Landlord’s reasonable), will obtain and maintain all licenses and permits from any and all governmental authorities having jurisdiction over either the Demised Premises or the conduct of Tenant’s business therein to the extent necessary for the conduct of Tenant’s business in the Demised Premises, including without limitation, the Permitted Use.

46.03 Without limiting the generality of Article 6, Tenant, at its sole cost and expense, shall comply with all applicable laws, orders, rules, regulations, codes or recommendations of any governmental or quasi-governmental authority or insurance carrier or rating agency requiring the installation, upgrading and/or maintenance of any fire safety or protection system(s) in the Demised Premises and shall connect any and all said system(s) to any Building-wide system which may be now or hereafter installed by Landlord.

47.    AMENDING ARTICLE 11:

Notwithstanding the provisions of Article 11, and in modification and amplification thereof:

47.01 Tenant may have its name listed on the Building directory (see Article 62).

47.02 If Tenant’s interest in this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee; if the demised premises or any part thereof are sublet to, or occupied by, or used by, any person other than Tenant, whether or not in violation of this Lease, Landlord, after default by Tenant under this Lease and the giving of notice of such default and the expiration of Tenant’s time, if any, to cure such default, may collect rent from the subtenant, user or occupant. In either case, Landlord shall apply the net amount collected to the rents reserved in this Lease, but neither any such assignment, subletting, occupancy, nor use, nor any such collection or application shall be deemed a waiver of any terms, covenants or conditions of this Lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as a tenant. The consent by Landlord to any assignment, subletting, occupancy or use shall not relieve Tenant from its obligation to obtain the express prior written consent of Landlord to any further assignment, subletting, occupancy or use. The listing of any name other than Tenant’s on any door of the demised premises, or on any directory, or on any elevator in the building, or otherwise, shall not operate to vest in the party so named, any right or interest in this Lease or in the demised premises, or be deemed to constitute, or serve as a substitute for, any prior written consent of Landlord required under this Article, and it is understood that any such listing shall constitute a privilege extended by Landlord which shall be revocable at Landlord’s will by notice to Tenant. Tenant agrees to pay to Landlord any reasonable counsel fees incurred by Landlord in connection with any proposed assignment of Tenant’s interest in this Lease or any proposed subletting of the demised premises or any part thereof. Neither any assignment of Tenant’s interest in this Lease nor any subletting, occupancy or use of the demised premises or any part thereof by any person other than Tenant, nor any collection of rent by Landlord from any person other than Tenant as provided in this Section 47.02, nor any application of any such rent as aforementioned as provided in this Section 47.02, shall in any circumstances relieve Tenant of Tenant’s obligations fully to observe and perform the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed.

47.03 If Tenant shall desire to assign this Lease or to sublet the demised premises, Tenant shall submit to Landlord a written request for Landlord’s consent to such assignment or subletting, which request shall contain or be accompanied by the following information: (i) the name and address of the proposed assignee or subtenant; (ii) a duplicate original or photocopy of the proposed assignment agreement or sublease or a term sheet or letter of intent setting forth all of the material terms of any such proposed assignment or agreement of sublease; (iii) the nature and character of the business of the proposed assignee or subtenant and its proposed use of the demised premises; (iv) Landlord’s administrative agent fee in the sum of $1,000.00; and (v) banking, financial and other credit information with respect to the proposed assignee or subtenant reasonably sufficient to enable Landlord to determine the financial responsibility of the proposed assignee or subtenant. Landlord shall then have the following options, to be exercised by notice (“Exercise Notice”) given to Tenant within thirty (30) days after receipt of Tenant’s request for consent:

(a)    Landlord may require Tenant to surrender the demised premises to Landlord and to accept a termination of this Lease as of a date (the “Termination Date”) to be designated by Landlord in the Exercise Notice, which date shall not be less than thirty (30) days nor more than one hundred twenty (120) days following date of Landlord’s Exercise Notice; or

(b)    Landlord may require Tenant to surrender the Demised Premises to Landlord without merger of Landlord’s estates effective as of the day preceding the proposed assignment or sublease.

(c)    If Landlord shall elect to require Tenant to surrender the demised premises and accept a termination of this Lease, then this Lease shall expire on the Termination Date as if that date had been originally fixed as the Expiration Date.

Regardless of which option Landlord exercises under this Section 47.03, whether to terminate this Lease or to take an assignment thereof, Landlord shall be free to, and shall have no liability to Tenant if Landlord shall, lease the demised premises to Tenant’s prospective assignee or subtenant.

47.04 If Landlord shall not exercise either of its options under Section 47.03 above within the time period therein provided, then Landlord shall not unreasonably withhold, condition or delay its consent to the proposed assignment or subletting of the demised premises (and shall respond to such request for consent within the same 30-day period described in Section 47.03 above), provided that Tenant is not then in default under this Lease beyond any applicable notice and/or grace period; and, further, provided that the following further conditions shall be fulfilled:

(a)    The proposed subtenant or assignee shall not be a school of any kind, or an employment or placement agency or governmental or quasi governmental agency, or a medical office;

(b)    The subletting or assignment shall be to a tenant whose occupancy will be in keeping with the dignity and character of the then use and occupancy of the building and whose occupancy will not be more objectionable or more hazardous than that of Tenant herein or impose any additional burden upon Landlord in the operation of the building;

(c)    No space shall be advertised or openly promoted to the general public at a lower rental rate than that being charged by Landlord at the time for similar space in the Building;

(d)    Provided Landlord has comparable space for a comparable term in the Building then available for leasing by Landlord, the proposed sublessee or assignee shall not be an occupant of any premises in the building (it being further agreed that, in the case of a proposed extension of an existing sublease, the sublessee shall not then be an occupant of any other premises in the building); or a party who dealt with Landlord or Landlord’s agent (directly or through a broker) with respect to space in the building during the nine(9) months immediately preceding Tenant’s request for Landlord’s consent;

(e)    Tenant shall reimburse Landlord, at the time of Landlord’s request as provided in Section 47.04 above, Landlord’s administrative agent’s fee in the sum of $1,000.00 plus any reasonable costs that may be incurred in connection with any assignment or sublease, including, without limitation, the reasonable costs of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred in connection with the granting of any requested consent; and

(f)    In case of a subletting, it shall be expressly subject to all of the obligations of Tenant under this Lease and the further condition and restriction that the sublease shall not be assigned, encumbered or otherwise transferred or the subleased premises further sublet by the sublessee in whole or in part, or any part thereof suffered or permitted by the sublessee to be used or occupied by others, except in accordance with the provisions of this Article.

47.05 (a)    Tenant may, without Landlord’s prior written consent (but upon notice to Landlord as provided in this section) permit any corporations or other business entities which control, are controlled by, or are under common control with Tenant (herein referred to as a “related corporation”) to sublet all or part of the Demised Premises for any of the Permitted Uses permitted to Tenant, subject however to compliance with Tenant’s obligations under this Lease provided that (i) Tenant shall not be in default beyond any applicable notice and/or grace period in the performance of any of its obligations under this Lease, (ii) prior to such subletting Tenant furnishes Landlord with the name of any such related corporation, together with a certification of Tenant that such subtenant is a related corporation of Tenant and continues to remain such during the term hereof, (iii) the proposed subtenant is of a character that is in keeping with the standards of the building and (iv) there shall be no rent payable to Tenant by any such related corporation and Tenant shall certify to this effect prior to such subletting. In connection with the information to be provided to Landlord pursuant to this Section 47.05(a), Landlord shall have the right, at any reasonable time and from time to time, to examine such books and records of Tenant as may be necessary to establish that such subtenant remains a related corporation of Tenant and that no rent is being paid to Tenant by such related corporation. Such subletting shall not be deemed to vest in any such related corporation any right or interest in this Lease nor shall it relieve, release, impair or discharge any of Tenant’s obligations hereunder. For the purposes hereof, “control” shall be deemed to mean ownership of not less than fifty (50%) percent of all of the voting stock of such corporation or not less than fifty (50%) percent of all of the legal and equitable interest in any other business entities.

(b)    Tenant may, without Landlord’s consent but upon notice to Landlord (prior notice where possible and where permissible by applicable law), payment of Landlord’s $1,000.00 administrative fee, and providing Landlord with copies of such documents and/or certificates required to be filed with applicable governmental agencies, assign or transfer its entire interest in this Lease and the leasehold estate hereby created to a successor corporation of Tenant (as hereinafter defined); provided, however, that (i) Tenant shall not be in default beyond any applicable notice and/or grace period in any of the terms of this Lease, (ii) the proposed occupancy shall not increase the office cleaning requirements (if any) or impose an extra burden upon the building equipment or building services and (iii) the proposed assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of New York State. A “successor corporation”, as used in this Section shall mean (A) a corporation or other entity into which or with which Tenant, its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation of corporations, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation, the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or consolidation, or (B) a corporation or other entity acquiring this Lease and the term hereof and the estate hereby granted, the goodwill and all or substantially all of the other property and assets (other than capital stock of such acquiring corporation) of Tenant, its corporate successors or assigns, and assuming all or substantially all of the liabilities of Tenant, its corporate successors and assigns, or (C) any corporate successor to a successor corporation becoming such by either of the methods described in subdivisions (A) and (B) above; provided that (x) such merger or consolidation, or such acquisition and assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and (y) immediately after giving effect to any such merger or consolidation, or such acquisition and assumption, as the case may be, the corporation or other entity surviving such merger or created by such consolidation or acquiring such assets and assuming such liabilities, as the case may be, shall have assets, capitalization and a net worth, as determined in accordance with generally accepted accounting principles, and certified to Landlord by an officer of Tenant at least equal to the assets, capitalization and net worth, similarly determined, of Tenant, its corporate successors or assigns, immediately prior to such merger or consolidation or such acquisition and assumption, as the case may be. The acquisition by Tenant, its corporate successors or assigns, of all or substantially all of the assets, together with the assumption of all or substantially all of the obligations and liabilities of any corporation, shall be deemed to be a merger for the purposes of this Article.

47.06 No permitted or consented to assignment or subletting shall be effective or valid for any purpose whatsoever unless and until a counterpart of the assignment or a counterpart or reproduced copy of the sublease shall have been first delivered to the Landlord, and, in the event of an assignment, the Tenant shall deliver to Landlord a written agreement executed and acknowledged by the Tenant and such assignee in recordable form wherein such assignee shall assume jointly and severally with Tenant the due performance of this Lease on Tenant’s part to be performed to the full end of the term of this Lease notwithstanding any other or further assignment.

47.07 Provided the purpose of such transaction is to transfer this Lease, the transfer by operation of law or otherwise, of Tenant’s interest in this Lease or of a fifty (50%) percent or greater interest in Tenant (whether stock, partnership interest or otherwise) shall be deemed an assignment of this Lease for purposes of this Article except that the transfer of the outstanding capital stock of any corporate tenant shall be deemed not to include the sale of such stock by persons or parties through the “over the counter market” or through any recognized stock exchange, other than those deemed “insiders” within the meaning of the Securities Exchange Act of 1934 as amended.

47.08 Neither any assignment of Tenant’s interest in this Lease nor any subletting, occupancy or use of the demised premises or any part thereof by any person other than Tenant, nor any collection of rent by Landlord from any person other than Tenant as provided in Article 11 hereof, nor any application of any such rent as provided in said Article 11 shall, in any circumstances, relieve Tenant of its obligations fully to observe and perform the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed.

47.09 Notwithstanding anything to the contrary contained herein, if Landlord shall consent to any assignment or subletting and Tenant shall either (i) receive any consideration in excess of the fixed rent and escalation additional rent then due (or the pro rata share thereof) from its assignee (other than a successor corporation) in connection with the assignment of this Lease, Tenant shall pay over to Landlord fifty (50%) percent of so much, if any, of such consideration (including, without limitation, sums designated by the assignee as paid for the purchase of Tenant’s property in the demised premises, less the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns, or if Tenant does not file such returns, on the same basis as carried on Tenant’s books) as shall exceed the brokerage commissions and attorneys’ fees and disbursements reasonably incurred by Tenant for such assignment or (ii) sublet the demised premises or any portion thereof to anyone for rents, additional charges or other consideration (including, without limitation, sums designated by the subtenant as paid for the purchase of Tenant’s property in the demised premises, less the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns or, if Tenant does not file such returns, on the same basis as carried on Tenant’s books) which for any period shall exceed the rents payable for the subleased space under this Lease for the same period, Tenant shall pay Landlord, as Additional Rent, fifty (50%) percent of such excess less brokerage commissions, attorneys’ fees, reasonable alteration costs marketing expenses, rent credits or abatements and any other disbursements reasonably incurred by Tenant for such subletting. All sums payable to Landlord pursuant to this Section 47.09 shall be paid when received by Tenant. .

Notwithstanding anything to the contrary contained herein, Tenant shall have the right, without requiring Landlord’s consent, to rent desk space (provided persons or entities using same are using it for a similar use as Tenant”), in no event to exceed twenty-five (25%) percent of the Demised Premises in the aggregate. Although Landlord consent is not required for such an arrangement, Tenant shall notify Landlord of the names of the persons and/or entities utilizing any portion of the Demised Premises and update that list as necessary. Tenant hereby notifies that the following Tenants shall be part of the desk – sharing arrangement: (a) DiArmen Holdings LLC; and (b) Children of Armenia Fund (COAF). Tenant shall update said list shall be updated from time to time as necessary.

48.    LANDMARK NOTIFICATION

48.01 Tenant acknowledges that the Building is located within the boundaries of the Ladies Mile Historic District, and therefore any alteration or work requiring a Building Department Permit, whether exterior or interior, must receive a Landmark Permit before the Building Department Permit can be issued. The Tenant herein agrees to obtain said permit at its sole cost and expense and Landlord agrees to cooperate with Tenant in connection therewith.

49.    INDEMNITY-LIABILITY INSURANCE:

49.01 Supplementing and without limiting the provisions of Article 8 of this Lease, Tenant covenants and agrees to indemnify and save Landlord harmless from and against any and all claims for damages or injuries to goods, wares, merchandise and property and/or for any personal injury or loss of life in, upon or about the Demised Premises and, to the extent arising from the acts or negligence of Tenant or its agents, employees, contractors or invitees, the Building. The foregoing shall not apply to negligent or willful acts of Landlord or Landlord’s agents and invitees.

49.02 Tenant covenants to provide on or before the Commencement Date of the term hereof and to keep in force during the term hereof for the benefit of Landlord and Tenant: (a) a policy of commercial general liability insurance protecting Landlord and Tenant against any liability whatsoever occasioned by accident on or about the Demised Premises or any appurtenances thereto, with limits of liability thereunder not less than the amount of Three Million and 00/100 ($3,000,000.00) Dollars of combined single limit comprehensive broad form coverage on a per occurrence basis; and (b) fire and extended coverage, vandalism, malicious mischief, water damage and special extended coverage insurance in an amount adequate to cover the cost of replacement of all fixtures, decorations and improvements in the Demised Premises. Such policies are to be written by good and solvent insurance companies reasonably satisfactory to Landlord with a Best’s rating of not less than A,8 and shall name as additional insureds the Landlord, Landlord’s managing agent and such other appropriate parties as to which Landlord shall notify Tenant in writing. Such insurance may be carried under a blanket policy covering the Demised Premises and other locations of Tenant, if any, provided such blanket policy contains a designated aggregate limit of liability coverage for the Demised Premises alone of not less than $3,000,000 and Tenant delivers to Landlord evidence thereof.

49.03 Prior to the time such insurance is first required to be carried by Tenant and thereafter, ~~at least thirty (30) days~~ prior to the expiration of any such policy, Tenant agrees to deliver to Landlord either a duplicate original of the aforesaid policies or a certificate evidencing such insurance, ~~provided said certificate or policies contain an endorsement that such insurance may not be canceled or modified except upon thirty (30) days notice to Landlord together with evidence of payment for the policy~~. Tenant’s failure to provide and keep in force the aforementioned insurance which continues for a period of more than ten (10) days after notice to Tenant thereof shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies as provided in this Lease in the event of Tenant’s default.

50.    BROKER:

Tenant covenants, represents and warrants that it neither consulted nor negotiated with any broker or finder with regard to the rental of the Demised Premises from Landlord other than Newmark Grubb Knight Frank, Inc. and Cushman & Wakefield, Inc. (collectively, the “Broker”). Landlord shall be responsible to pay the Broker for any fees or commissions due and payable to them pursuant to a separate agreement. Tenant shall indemnify and hold Landlord harmless from and against any and all claims for commission, fee or other compensation by any broker or finder, person or entity other than the Broker who shall claim to have dealt with Tenant in connection with this Lease and for any and all costs incurred by Landlord in connection with such claims including; without limitation, reasonable attorneys’ fees and disbursements.

Landlord covenants, represents and warrants that it neither consulted nor negotiated with any broker or finder with regard to the rental of the Demised Premises from Landlord other than the Broker. Landlord shall indemnify and hold Tenant harmless from and against any and all claims for commission, fee or other compensation by any broker or finder, person or entity, including, without limitation, the Broker, who shall claim to have dealt with Landlord in connection with this Lease and for any and all costs incurred by Tenant in connection with such claims including; without limitation, reasonable attorneys’ fees and disbursements.
The provisions of this Article 50 shall survive the Expiration Date or any other termination of this Lease.

51.    EXCULPATORY CLAUSE:

Tenant shall look solely to the estate and property of Landlord in the Building (and to the proceeds thereof and the rents therefrom), for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord, and no other property or assets of Landlord or any partner, member, officer or director thereof, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant’s use and occupancy of the Demised Premises. Without limiting the foregoing, it is further understood that under no event or circumstance shall Landlord be held responsible for the acts of any third parties, including without limitation, any other tenants or occupants of the Building or their guests, employees, agents, contractors or invitees, it being expressly understood and agreed that Landlord’s liability for any default in the Landlord’s obligations under this Lease are expressly limited to the acts and omissions of the Landlord and its agents and employees.

52.    ADDENDUM TO ARTICLE 17 (DEFAULT):

If any payment required to be made by Tenant under this Lease is paid more than ten (10) days after the due date thereof, said payment shall be subject to a late charge of four (4%) percent of the amount so overdue, as consideration for the additional expense incurred by the Landlord in the handling thereof. Such late charges shall be due and payable with any such late payment.

53.    MISCELLANEOUS:

53.01 Governing Law: This Lease shall be governed in all respects by the laws of the State of New York.

53.02 Saving Provision: If any provision of this Lease, or its application to any situation shall be invalid or unenforceable to any extent, the remainder of this Lease, or the application thereof to situations other than that as to which it is invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

53.03 Lease Not Binding Unless Executed: Submission by Landlord of the within lease for execution by Tenant shall confer no rights nor impose any obligations on either party unless and until both Landlord and Tenant shall have executed this Lease and duplicate originals thereof shall have been delivered to the respective parties.

53.04 No Recording: Neither this Lease, nor any memorandum hereof, shall be recorded without the Landlord’s prior written consent. Any attempted recordation hereof by the Tenant shall be void and shall constitute a material default by Tenant hereunder.

53.05 Entire Agreement, Successors and Assigns: This Lease constitutes and incorporates the entire agreement between the parties hereto and no earlier statement or prior written or verbal matter shall have any force or effect, all of which are superseded in their entirety by this Lease. Tenant agrees that it is not relying on any representations or agreements other than those contained in this Lease. This agreement shall not be modified or canceled except by a written agreement signed by both parties. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors and except as otherwise provided in this Lease, their assigns.

53.06 Consents: If in this Lease it is provided that Landlord’s consent or approval as to any matter will not be unreasonably withheld, such consent shall also not be unreasonably delayed. If it is established by a court or body having final jurisdiction thereof that Landlord has been unreasonable, the only effect of such finding shall be that Landlord shall be deemed to have given its consent or approval; but Landlord shall not be liable to Tenant in any respect for money damages by reason of withholding its consent, unless it is determined that Landlord acted arbitrarily, maliciously or in bad faith.

53.07 Consent to Jurisdiction: Tenant hereby (a) irrevocably consents and submits to the jurisdiction of any Federal, state, county or municipal court sitting in the County of New York in respect to any action or proceeding brought therein by Landlord against Tenant concerning any matters arising out of or in any way relating to this Lease; (b) intentionally omitted and consents to service of process upon it in accordance with the provisions of New York law; (c) irrevocably waives all objections as to venue and any and all rights it may have to seek a change of venue with respect to any such action or proceedings; (d) agrees that the laws of the State of New York shall govern in any such action or proceeding and waives any defense to any action or proceeding granted by the laws of any other country or jurisdiction unless such defense is also allowed by the laws of the State of New York; and (e) agrees that any final judgment rendered against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Tenant further agrees that any action or proceeding by Tenant against Landlord in respect to any matters arising out of or in any way relating to this Lease shall be brought only in the State of New York, County of New York. In furtherance of the foregoing, Tenant hereby agrees that its address for notices given by Landlord and service of process under this Lease shall be the Demised Premises.

53.08    Casualty/Tenant Termination Right: Supplementing Article 9 hereof, subject to Landlord’s right to cancel this Lease pursuant said Article 9, within ninety (90) days after the date of any such fire or other casualty which renders the demised premises untenantable for the purposes of Tenant’s permitted use hereunder or which denies Tenant reasonable access to the premises, Landlord shall deliver to Tenant a statement from a reputable independent contractor (the “Contractor’s Statement”) setting forth such contractor’s good faith estimate as to the time required to repair such damage. If the estimate of the time period exceeds twelve (12)) months from the date of such casualty, Tenant may elect to terminate this Lease by giving Landlord written notice thereof not later than thirty (30) days after the receipt of the Contractor’s Statement. If such notice is given, the term of this Lease shall expire upon the fifteenth (15th) day after notice of such election is given, and Tenant shall vacate and surrender the demised premises in its present “as is” condition upon the expiration of such fifteen (15) day period. Notwithstanding anything to the contrary contained herein, if (i) either Tenant shall not have elected to terminate this Lease pursuant to the provisions hereof or Tenant shall not have had the right to terminate this Lease pursuant to the provisions hereof because the estimated time period set forth in the Contractor’s Statement did not exceed twelve (12) months, and (ii) Landlord shall have failed to make such repairs on or before the date which is one (1) month after the estimated time period set forth in the Contractor’s Statement, then Tenant may elect to terminate this Lease by notice given to Landlord within fifteen (15) days after the expiration of such one (1) month period. If Tenant makes such election, the term of this Lease shall expire on the fifteenth (15th) day after notice of such election is given by Tenant, and Tenant shall vacate the demised premises and surrender the same to Landlord in accordance with the provisions hereof.

53.09    Freight Elevator: There shall be no charge to Tenant for use of the freight elevator for normal business hours, which are 8:30 a.m. – 12:00 p.m. and 1:00 p.m. to 4:30 p.m. at any time during the term of the Lease. In addition, in connection with Tenant's initial move – in and Tenant’s Initial Work, Landlord shall not charge for the first twelve (12) hours of overtime use of the freight elevator for a period of five (5) months from Lease Commencement subject to notice and scheduling. Additional overtime charge for use of the freight elevator is $50.00/hour which must be scheduled in four (4) hour increments.

53.10 24/7 Access. Landlord shall provide Tenant with access to the Demised Premises on a 24 hour a day, 7 day a week basis.

53.11 Notices. Supplementing and modifying the provisions of paragraph 28 of the printed form Lease, except as otherwise in this Lease provided, all notices hereunder shall be in writing and shall be served by personal delivery or by registered or certified mail, return receipt requested, with postage prepaid or by reputable overnight courier. Notices to and service of process upon Tenant shall be sent to the address set forth in the preamble on the printer form of Lease, with a copy to: Shaw Bleckner, 350 Fifth Avenue, Suite 816, New York, NY 10018, Attention: David Bleckner, Esq. Notices to Landlord shall also be sent to Howard Kurtzberg, Esq., 380 North Broadway, Suite 300, Jericho, New York 11753. Any such notice shall be deemed given and effective on the date of personal delivery thereof, three (3) business days after being sent via certified mail, or on the next business day following delivery by reputable overnight courier. The parties acknowledge that notices from attorneys or the Landlord’s managing agent shall have the same force and effect as if such notice was given by either party directly.

54.    ADDENDUM TO ARTICLE 22:

Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Demised Premises, vacant, broom clean, in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and otherwise in compliance with the provisions of Article 3 hereof. If the last day of the term or any renewal thereof falls on Saturday or Sunday, this Lease shall expire on the business day immediately preceding. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article 54. Tenant acknowledges that possession of the Demised Premises must be surrendered to Landlord on the Expiration Date. Tenant agrees to indemnify and save Landlord harmless from and against all claims, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys’ fees and disbursements) resulting from delay by Tenant in so surrendering the Demised Premises for a period of more than thirty (30) days, including, without limitation, any penalties, rent concessions and/or claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Demised Premises as aforesaid will be extremely substantial, will exceed the amount of the monthly installments of the Fixed Rent and Additional Rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Demised Premises is not surrendered to Landlord within twenty-four (24) hours after the Expiration Date, in addition to any other rights or remedies Landlord may have hereunder or at law, and without in any manner limiting Landlord’s right to demonstrate and collect any damages suffered by Landlord and arising from Tenant’s failure to surrender the Demised Premises as provided herein, Tenant shall pay to Landlord on account of use and occupancy of the Demised Premises for each month and for each portion of any month during which Tenant holds over in the Demised Premises after the Expiration Date, a sum equal to one and one-half (1 1/2) times the aggregate of that portion of the Fixed Rent and Additional Rent which was payable under this Lease during the last month of the term. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Demised Premises after the Expiration Date or to limit in any manner Landlord’s right to regain possession of the Demised Premises through summary proceedings, or otherwise, and no acceptance by Landlord of payments from Tenant after the Expiration Date shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 54. The provisions of this Article 54 shall survive the Expiration Date. Upon surrender by Tenant of the Demised Premises in accordance with this Lease, and provided that no event of default has occurred and is continuing, Landlord shall return the Security Deposit to Tenant within thirty (30) days after said surrender.

55.    COMMENCEMENT OF TERM:

Supplementing Article 42, Tenant shall undertake, at its own cost and expense (but with Landlord’s reasonable cooperation), to obtain all required operating certificates, authorizations or approvals that are required by any federal, state or municipal agency, bureau or department in connection with the conduct of Tenant’s business at the demised premises. Tenant’s failure or inability to obtain any and all required operating certificates, authorizations or approvals by the commencement of the term hereof shall neither delay the commencement of the term of this Lease nor relieve Tenant of its obligations under this Lease.

56.    MECHANIC’S LIENS:
Tenant covenants that no mechanic’s liens will be placed against the demised premises by reason of Tenant’s Work, other authorized alterations made by the Tenant, or for any other reason. In the event a mechanic’s lien is placed upon the demised premises by reason of any repair construction, or otherwise, the Tenant is to remove the said lien within twenty (20) days from the date Tenant receives notice of such filing by filing a bond or as otherwise permitted by law. It is agreed and understood between the Landlord and the Tenant herein, that the Landlord may, at its option, treat any such default on the part of the Tenant which continues beyond the applicable notice and/or grace period as a material breach of the covenants of this lease.

57.    AIR CONDITIONING, HEATING, SPRINKLER AND FIRE ALARM SYSTEMS:

Landlord shall deliver the Demised Premises to the Tenant with the heating, ventilation and air-conditioning system in good working order. Heat will be provided via perimeter system radiators in their “as is, where is” location within the Demised Premises. The air conditioning system shall be air-cooled and Tenant controlled. Tenant shall, at Tenant’s sole cost and expense, maintain (such maintenance shall include obtaining a contract with a reputable company) all air-conditioning unit(s) in the Demised Premises at Tenant’s sole cost and expense. Provided that Tenant obtains and maintains the maintenance contract set forth above (which contract will be submitted by Tenant to Landlord for approval prior to signing it), Landlord shall be responsible for all major repairs (for the purpose of this Lease, a major repair shall mean any repairs in excess of $2,500/year for each component) to the unit(s) to the extent not covered by said contract.
If Tenant fails to maintain the air-conditioning units, Tenant shall be responsible for all loss, claim or damage arising therefrom (including necessary repairs).

Unless otherwise agreed to by Landlord, in writing, Tenant agrees to exclusively use Hy-Lee Electric, Inc. (or such other company as Landlord may from time to time designate in writing) in connection with any work relating to or involving the Building’s fire alarm system (at competitive rates). Landlord shall provide Tenant with contact information for said company.

58.    RUBBISH REMOVAL:

Tenant shall be responsible to remove all rubbish and refuse from the Demised Premises, provided, however, that Tenant shall place all of its rubbish and refuse in the rubbish removal area of the freight elevator for said purposes and shall not use any other area of the building for this purpose. Tenant agrees that Tenant shall not place rubbish and/or refuse in any other part of the Building. Landlord agrees that Tenant shall have the right to use the freight elevator for said purpose and to make it available for same. Landlord agrees to remove rubbish and refuse from the freight elevator to the rubbish pickup area. Tenant shall, at Tenant’s sole cost and expense retain the services of a private rubbish carter for carting of Tenant’s rubbish and refuse. Upon request by Tenant, Landlord shall provide the name of one or more private carters being used by other tenants in the Building.

59.    CLEANING SERVICE AND BATHROOM MAINTENANCE:

Tenant shall be responsible for cleaning the Demised Premises. Landlord shall be responsible to clean and replenish supplies for the bathrooms on the common floor area of the Demised Premises, as well as such common floor area and the lobby. Landlord is not responsible for cleaning the interior of the Demised Premises.

60.    WINDOW CLEANING:

Tenant shall, at Tenant’s sole cost and expense, be responsible for maintaining the windows in the Demised Premises. Landlord shall be responsible to clean the windows on the exterior of the Demised Premises, no less than once a year.

61.    ACCESS:

Landlord shall provide access to the Demised Premises on a twenty-four (24) hour per day, seven (7) days per week basis.

62.    SIGNAGE:

Subject to Landlord’s prior consent, which shall not be unreasonably withheld, conditioned or delayed, Tenant shall be entitled to Tenant’s proportionate share of signage in the Building lobby directory and on the floor where the demised premises are located. Notwithstanding the foregoing, Landlord shall reserve the right to determine the location of such directory and the location of such signage. Tenant or any permitted occupant shall also be entitled to a sign on the entrance door to the Demised Premises.

63.    RENT CONCESSION

A rent concession of five (5) months in the first year of the Lease term has been reflected in the difference between the Commencement Date and the Rent Commencement Date. All other terms of this Lease shall apply during this concession period. Tenant agrees that the foregoing rent concession is fair and adequate and representative of the agreement between the parties as described in the “term sheet” dated October 16, 2012 as amended (see also paragraph 65 below).
.

64.    TENANT’S FUND:

(a)    Supplementing Article 42 above, Tenant shall be entitled to receive a maximum contribution of $111,460.00 ($20.00/rentable square foot) towards the cost of Tenant’s Work (the “Tenant’s Fund”). The terms governing such Tenant’s Fund, shall be as set forth below.

(b)    The Tenant’s Fund shall be Landlord’s contribution toward the costs of the portion of Tenant’s Work carried out or installed by Tenant within one (1) year from the Commencement Date (time being of the essence), subject, however, to delays due to strikes or any other cause beyond Tenant’s reasonable control (i.e., force majeure), and prior to Tenant (or any one claiming under or through Tenant) opening for business in the Demised Premises. Tenant shall provide Landlord with notice of any events which, in Tenant’s reasonable judgment, require an extension of the foregoing one (1) year period. Landlord shall notify Tenant of any reasonable objections to the extension within ten (10) days after receipt of said notice.

(c)    Tenant may use an amount not to exceed ten (10%) percent of the Tenant’s Fund for “soft costs”.

(d)    Landlord shall disburse portions of the Tenant’s Fund to Tenant as follows:

(i)    Thirty three (33%) percent upon written certification by Tenant to Landlord that Tenant’s Work is one-third (1/3) complete;
(ii)    An additional thirty-three (33%) percent upon written confirmation by Tenant to Landlord that Tenant’s Work is two-thirds (2/3) complete;
(iii)    An additional twenty-four (24%) percent upon written confirmation by Tenant to Landlord that Tenant’s Work is one hundred (100%) complete; and
(iv)    The final ten (10%) percent upon Tenant providing Landlord with all necessary certificates regarding the completion of Tenant’s Work.

(e)    Landlord’s obligation to make disbursements from the Tenant’s Fund shall be subject to Landlord’s verification of the total cost of Tenant’s Work as estimated by Tenant’s independent licensed architect and receipt of: (i) a request for such disbursement from Tenant signed by a senior financial officer of Tenant, together with the certification required by Subsection (d) hereof, (ii) copies of all receipts, invoices and bills for the work completed and materials furnished in connection with Tenant’s Work, which are to be paid from the requested disbursement or which have been paid by Tenant and for which Tenant is seeking reimbursement, (iii) copies of all contracts, work orders, change orders and other materials relating to the work or materials which are the subject of the requested disbursement or reimbursement, (iv) if requested by Landlord, partial waivers of lien from all contractors and subcontractors involved in the performance of Tenant’s Work relating to the portion of Tenant’s Work theretofore performed and materials theretofore provided and for which previous disbursements have been made (except to the extent such waivers of lien were previously furnished to Landlord upon a prior request).

(f)    In no event shall the aggregate amount paid by Landlord to Tenant hereunder exceed the amount of the Tenant’s Fund. Upon the disbursement of the entire Tenant’s Fund, Landlord shall have no further obligation or liability whatsoever to Tenant for further disbursement of any other sums to Tenant for the initial alterations in the Demised Premises. It is expressly understood and agreed that Tenant shall complete, at its sole cost and expense, the initial Alterations in the Demised Premises, whether or not the Tenant’s Fund is sufficient to fund such completion. Any costs to complete the initial Alterations in the Demised Premises in excess of the Tenant’s Fund shall be the sole responsibility and obligation of Tenant.

(g)    Notwithstanding the foregoing, Tenant’s right to collect Landlord’s Fund shall exist only with respect to work performed by Tenant during the one (1) year period after the Commencement Date and, to the extent not utilized within such period, Landlord’s Fund shall be deemed waived by Tenant and Landlord shall be under no further obligation to make any further payments to Tenant from Landlord’s Fund or otherwise with respect to initial alterations.

(h)    Within thirty (30) days after completion of Tenant’s Work, Tenant shall deliver to Landlord general releases and waivers of lien from all contractors and subcontractors involved in the performance of Tenant’s Work and the materials furnished in connection therewith (unless same previously were furnished pursuant to subsection (c) hereof), and a certificate from Tenant’s independent licensed architect certifying that (i) “in his opinion Tenant’s Work has been performed in a good and workerlike manner and substantially completed in accordance with the final detailed plans and specifications for Tenant’s Work as approved by Landlord and (ii) to his knowledge all contractors, subcontractors and material men have been paid for Tenant’s Work and materials furnished through such date”.

65.    RELOCATION OF ENTRANCE DOOR TO THE DEMISED PREMISES.

Tenant shall promptly submit to Landlord one or more commercially reasonable estimates to relocate the entrance door (and other structures affected thereby) further into the Demised Premsies (in order to create an entrance where the electrical panel that is presently within the Demised Premises will be outside of the Demised Premises (which the parties believe will be approximately seven (7) feet) and, if commercially reasonably necessary, replace the entrance door. Upon approval of an estimate (not to be unreasonably withheld, delayed or condition), Tenant shall perform the work necessary (including replacement of the door, if commercially reasonably necessary) whereupon Landlord shall be obligated to reimburse Tenant for the full cost of such work promptly upon receipt of a paid invoice therefor. The parties have agreed to an additional one (1) month of rent concession (for a total of five (5) months) as per paragraph 37 (b) above and further agree that the foregoing additional rent concession is fair and adequate consideration for the change to the Demised Premises contemplated by this paragraph.

THE BALANCE OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

SIGNATURE PAGE
TO SUPPLEMENTAL RIDER TO LEASE DATED AS OF DECEMBER 13, 2012 BETWEEN 149 FIFTH AVE. CORP., AS LANDLORD AND
AGENUS, INC., AS TENANT

Witness for Landlord:                149 FIFTH AVE. CORP.
By: William Colavito, Inc., its Managing Agent

/s/ illegible
By: /s/ Steven T. Colavito
                         Steven T. Colavito, President

Witness for Tenant:                AGENUS INC.

/s/ Dimitra Dariotis-Diaz            By: /s/ Garo H. Armen
Garo H. Armen, PhD
Chairman & CEO

STATE OF NEW YORK, COUNTY OF ____NY_____________ :SS:

On the __13th___ day of December, in the year 2012, before me, the undersigned, a Notary Public in and for said State, personally appeared Steven Colavtio, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/Richard T Matthews
Notary Public

Commonwealth of Massachusetts

Middlesex, ss                                     December 6, 2012

On this 6th day of December, 2012, before me, the undersigned notary public, personally appeared Garo H. Armen, known personally to me to be the person signing on the page above, and acknowledged to me that he signed it voluntarily for its stated purpose as Chairman and Chief Executive Officer of Agenus Inc., a corporation.

/s/Jennifer G. Garon
Jennifer G. Garon
My Commission Expires: May 9, 2019

EXHIBIT A
DEMISED PREMISES

EXHIBIT B
PLANS AND SPECIFICATIONS

EXHIBIT C
ACP-5